Exhibit 99.2

For Immediate Release
April 29, 2015

The Carlyle Group Announces First Quarter 2015 Financial Results

•	$148 million of Distributable Earnings on a pre-tax basis for Q1 2015 and $938 million over the last twelve months; $0.43 per common unit on a post-tax basis in Q1 2015

•	Economic Net Income of $273 million on a pre-tax basis and $0.80 per Adjusted Unit on a post-tax basis, supported by 6% carry fund portfolio appreciation in Q1 2015

•
Excluding the impact of a French tax judgment in Q1 2015, Distributable Earnings and Economic Net Income would have been $228 million and $307 million, respectively, or $0.67 of Distributable Earning per common unit and $0.91 of ENI per Adjusted Unit

•	$4.4 billion in net new capital raised in Q1 2015 and $23.2 billion raised over the last twelve months

•	$4.6 billion in realized proceeds in Q1 2015 and $21.2 billion realized over the last twelve months

•	$1.5 billion in equity invested in Q1 2015 and $10.1 billion invested over the last twelve months

•	Declared a quarterly distribution of $0.33 per common unit for Q1 2015

•	U.S. GAAP net income attributable to The Carlyle Group L.P. of $40 million, or $0.54 per common unit on a diluted basis, for Q1 2015
Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the first quarter ended March 31, 2015.
Carlyle Co-CEO David M. Rubenstein said, “We continue to see an accelerating level of investor interest in our products and a majority of our funds in the market are hitting or exceeding their fundraising target sizes. In addition, the metrics that drive Carlyle's long term financial performance remain strong, including fund performance, capital formation, and asset realizations. While an adverse French tax judgment negatively impacted our results in the first quarter, we are off to a good start in 2015.”

Carlyle Co-CEO William E. Conway, Jr. said, “The performance of our funds has been solid early in the year, with our carry funds up 6% in the first quarter and other products performing well. We have been active investors with 10 new Corporate Private Equity investments and 24 new Real Assets investments in the first quarter alone. The second quarter has started well, with one of our largest ever portfolio company secondary transactions and a number of other exits generating healthy performance fees early in the quarter.”

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U.S. GAAP results for Q1 2015 included income before provision for income taxes of $615 million, and net income attributable to the common unitholders through The Carlyle Group L.P. of $40 million, or net income per common unit of $0.54, on a diluted basis. Total balance sheet assets were $35 billion as of March 31, 2015.
French Tax Judgment
Our financial results for the first quarter were negatively impacted by an adverse court judgment in a previously disclosed French tax court proceeding relating to a transaction that Carlyle Europe Real Estate Partners I (CEREP I) exited between 2007 and 2009. The judgment, which included taxes, interest and penalties of €105 million, or $112 million, negatively impacted pre-tax U.S. GAAP income and Economic Net Income by $34 million (or $0.11 ENI per unit after tax) since the judgment exceeded a previously recorded loss reserve. The ruling negatively impacted Distributable Earnings by $80 million (or $0.24 DE per unit after tax) as we realized the amount by which the French tax liability exceeds the $32 million of cash available in CEREP I. We are appealing the judgment and if we prevail, any refund would be reflected in our quarterly results at that time.

First Quarter Distribution
The Board of Directors has declared a quarterly distribution of $0.33 per common unit to holders of record at the close of business on May 15, 2015, payable on May 22, 2015.
Distribution Policy
It is Carlyle’s intention to cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of approximately 75% of Distributable Earnings per common unit, net of taxes and amounts payable under the tax receivable agreement, for the quarter. Carlyle’s general partner may adjust the distribution for amounts determined to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and distributions to unitholders for any ensuing quarter. The amount to be distributed could also be adjusted upward in any one quarter. The declaration and payment of any distributions is at the sole discretion of Carlyle’s general partner, which may change or eliminate the distribution policy at any time.

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Performance Metrics
Carlyle evaluates the underlying performance of its business on four key metrics: funds raised, equity invested, carry fund returns and realized proceeds for fund investors. The table below highlights the results of these metrics for Q1 2015, year-to-date (YTD) and for the last twelve months (LTM)1.

Funds Raised					Equity Invested
Q1	$4.4 billion				Q1	$1.5 billion
	YTD:	$4.4 bn	LTM:	$23.2 bn		YTD:	$1.5 bn	LTM:	$10.1 bn

Realized Proceeds					Carry Fund Returns
Q1	$4.6 billion				Q1	6%
	YTD:	$4.6 bn	LTM:	$21.2 bn		YTD:	6%	LTM:	15%
Note: Equity Invested and Realized Proceeds reflect carry funds only.
During Q1 2015, within its carry funds, Carlyle generated realized proceeds of $4.6 billion from 102 investments across 34 carry funds. Carlyle invested $1.5 billion of equity in 107 new or follow-on investments across 31 carry funds in Q1 2015. On an LTM basis, Carlyle realized proceeds of $21.2 billion and invested $10.1 billion.

		Realized Proceeds			Equity Invested
	Segment (Carry Funds Only)	# of Investments	# of Funds	$ millions	# of Investments	# of Funds	$ millions
Q1	Corporate Private Equity	28	16	$3,364	19	14	$838
	Global Market Strategies	25	5	$218	3	2	$51
	Real Assets	52	13	$995	85	15	$581
	Carlyle	102	34	$4,576	107	31	$1,470
Note: The columns may not sum as some investments cross segment lines, but are only counted one time for Carlyle results.

_______________________________________________________________________________________________________________________________
1 LTM, or last twelve months, refers to the period Q2 2014 through Q1 2015. Prior LTM, or the prior rolling 12-month period, refers to the period Q2 2013 through Q1 2014.

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Carlyle All Segment Results

•	Distributable Earnings (DE): $148 million for Q1 2015 and $938 million on an LTM basis

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Distributable Earnings were $148 million for Q1 2015, or $0.43 per common unit on a post-tax basis. DE was $938 million on an LTM basis, 11% higher than the prior rolling 12-month period. Q1 2015 DE was negatively impacted by $80 million as a result of an adverse French tax judgment.

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Fee-Related Earnings (FRE) were $51 million for Q1 2015 compared to $37 million for Q1 2014 due to higher catch-up management fees of $23 million, compared to $8 million in Q1 2014, and lower general and administrative operating expenses for Q1 2015. FRE of $261 million on an LTM basis, 73% higher than the prior rolling 12-month period, were positively impacted by catch-up management fees and transaction fee revenue, largely in Corporate Private Equity.

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Realized Net Performance Fees were $178 million for Q1 2015, compared to $140 million for Q1 2014. For Q1 2015, realized net performance fees were positively impacted by exits in Commscope, Booz Allen Hamilton, Altice, Nielsen and Veyance Technologies, among others.

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Realized Investment Income/(Loss) was ($82) million in Q1 2015, with ($80) million attributable to the French tax judgment, ($8) million related to realized losses for Urbplan Desenvolvimento Urbano S.A. (“Urbplan”), and $6 million in realized gains on other balance sheet investments.

•	Economic Net Income (ENI): $273 million for Q1 2015 and $923 million on an LTM basis

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First quarter 2015 ENI was positively impacted by net performance fees in Corporate Private Equity and firm-wide Fee-Related Earnings, but was partially offset by the French tax judgment's impact on ENI of $34 million. Carlyle had previously accrued €75 million in CEREP I for the French tax matter in 2013. On a post-tax basis, Carlyle generated ENI per Adjusted Unit of $0.80 for Q1 2015. On an LTM basis, ENI of $923 million was 24% lower than the prior rolling 12-month period.

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First quarter of 2015 overall carry fund appreciation was 6%. Corporate Private Equity carry funds appreciated by 8%, Global Market Strategies carry funds appreciated by 3% and Real Assets carry funds appreciated by 2% compared to the end of Q4 2014. Total carry fund appreciation was 15% on an LTM basis.

The Carlyle Group L.P. - All Segments	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 14 - Q1 15	QoQ	YoY	LTM

Revenues	897	900	577	649	885	3,010	36%	(1)%	(12)%

Expenses	585	611	396	468	612	2,087	31%	5%	(5)%

Economic Net Income	312	289	181	181	273	923	51%	(13)%	(24)%

Fee-Related Earnings	37	80	62	67	51	261	(24)%	38%	73%

Net Performance Fees	296	233	139	138	282	793	104%	(5)%	(30)%

Realized Net Performance Fees	140	231	98	264	178	771	(32)%	27%	15%

Distributable Earnings	183	323	157	311	148	938	(52)%	(19)%	11%

Distributable Earnings per common unit (after taxes)	$0.52	$0.93	$0.44	$0.91	$0.43
Distribution per common unit	$0.16	$0.16	$0.16	$1.61	$0.33

Total Assets Under Management ($ in billions)	198.9	202.7	202.6	194.5	192.7		(1)%	(3)%	(3)%

Fee-Earning Assets Under Management ($ in billions)	142.1	145.6	140.2	135.6	129.4		(5)%	(9)%	(9)%

Note: Totals may not sum due to rounding.

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Carry Fund Performance and Net Accrued Performance Fees
The Carlyle Group carry fund valuations increased 6% during the first quarter of 2015. Over the past twelve months, Carlyle’s carry fund portfolio valuation increased 15%. Carlyle’s public portfolio appreciated 15% during Q1 2015, while its private portfolio appreciated 2%. Carlyle’s portfolio was positively impacted by appreciation in Carlyle Partners IV and V, Carlyle Europe Partners III, Carlyle Asia Partners III and Carlyle Realty Partners V and VI, and was offset by depreciation in NGP X, Energy III and Energy IV. Legacy Energy funds were a negative contributor to quarterly appreciation, but their impact on firm-wide financial results was partially mitigated by a lower interest in performance fee economics on these funds, which range from 16% to 40%, with a weighted average of 20% based on remaining fair value invested.
As of Q1 2015, net accrued performance fees of $1.8 billion were relatively unchanged from $1.8 billion at the end of Q4 2014. As of Q1 2015, energy-related net accrued performance fees across Natural Resources, Legacy Energy and Global Market Strategies were $17 million, representing less than 1% of total firm net accrued performance fees.

	2013				2014				2015	Net Accrued Performance Fees
Fund Valuations ($ in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q1 2015
Overall Carry Fund Appreciation	7%	3%	4%	6%	6%	5%	3%	1%	6%

Corporate Private Equity	9%	5%	5%	9%	8%	5%	3%	7%	8%	$1,533
Buyout (2)	9%	5%	5%	9%	8%	5%	3%	7%	9%	$1,462
Growth Capital (2)	2%	2%	7%	20%	0%	13%	8%	1%	3%	$71

Real Assets	3%	(2)%	1%	(1)%	2%	3%	2%	(8)%	2%	$146
Real Estate (2)	1%	(1)%	3%	0%	2%	4%	4%	8%	11%	$155
Natural Resources (1,2)							3%	(8)%	1%	$18
Legacy Energy (2)	4%	(3)%	0%	(3)%	1%	2%	0%	(17)%	(3)%	$(27)

Global Market Strategies	9%	8%	2%	10%	3%	12%	6%	(2)%	3%	$80

Non-Carry Fund / Other										$31

Net Accrued Performance Fees										$1,790
Note: Carlyle’s “carry funds” refer to (i) those investment funds that we advise, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and distressed debt and mezzanine funds (but excluding our structured credit funds, hedge funds, business development companies, mutual funds, and fund of funds vehicles), where we receive a special residual allocation of income, which we refer to as a carried interest, in the event that specified investment returns are achieved by the fund and (ii) those investment funds advised by NGP from which we are entitled to receive a carried interest. Note: Appreciation / (Depreciation) represents unrealized gain / (losses) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment. The Global Market Strategies segment includes carry funds only and does not include structured credit funds, hedge funds, business development companies, and mutual funds.
(1) Natural Resources is comprised of NGP, infrastructure, power, and international energy funds.
(2) We generally earn performance fees (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital after returning the invested capital, the allocation of preferred returns of generally 8% or 9% and return of certain fund costs. Our net interest in the performance fees after allocations to our investment professionals or other parties varies based on each fund. For our Corporate Private Equity, Global Market Strategies, Real Estate and Natural Resources carry funds (excluding NGP) our net interest in performance fees is generally 55%. Our net interest in the performance fees from our NGP carry funds ranges from 40% to 47.5%. Our net interest in the performance fees from our Legacy Energy carry funds generally ranges from 16% to 40%, with a weighted average of 20% based on remaining fair value invested.

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Assets Under Management and Remaining Fair Value of Capital

•	Total Assets Under Management: $192.7 billion as of Q1 2015 (-3% LTM)

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Major drivers of change versus Q4 2014: New capital commitments (+$6.8 billion), market appreciation (+$7.3 billion) and changes in CLO/other structured products par value (+$0.9 billion), offset by net distributions (-$7.9 billion), foreign exchange loss (-$6.6 billion) and net redemptions (-$2.1 billion).

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Total Dry Powder of $60.4 billion as of Q1 2015, comprised of $24.8 billion in Corporate Private Equity, $2.8 billion in Global Market Strategies, $16.7 billion in Real Assets and $16.1 billion in Investment Solutions.

•	Fee-Earning Assets Under Management: $129.4 billion as of Q1 2015 (-9% LTM)

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As of Q1 2015, there was $10.2 billion of newly raised capital for which we have not yet commenced charging management fees that will increase Fee-Earning AUM as capital is deployed or fee holidays expire.

◦	Over the LTM, the impact of foreign exchange on our non-U.S. dollar denominated funds has negatively impacted Fee-Earning AUM by $10.2 billion, or 80% of the total year-over-year change.

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Major drivers of change versus Q4 2014: Inflows, including fee-paying commitments (+$4.1 billion) and changes in CLO/other structured products par value (+$0.7 billion), offset by foreign exchange loss (-$4.5 billion), net distributions and outflows (-$4.4 billion) and net hedge fund redemptions (-$2.1 billion).

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Fee-Earning AUM was positively impacted during the first quarter by commitments in Carlyle’s latest vintage U.S. Real Estate fund and Europe buyout fund, new international energy fund and new CLOs and the final closing in NGP XI, in addition to other fundraising activity across the Carlyle platform.

•	Remaining Fair Value of Capital (carry funds only) as of Q1 2015: $62.4 billion

◦	Current Multiple of Invested Capital (MOIC) of remaining fair value of capital: 1.3x.

◦	Total Fair Value derived from investments made in 2010 or earlier: 35%.

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AUM in-carry ratio as of the end of Q1 2015: 58%. The decline versus the prior quarter primarily is due to the Energy IV fund moving out of an accrued carry position, partially offset by Carlyle Realty Partners V moving into accrued carry.

Note: Data as of March 31, 2015. (1) Fair value of remaining carry fund capital in the ground, by vintage. Totals may not sum due to rounding.

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Non-GAAP Operating Results
Carlyle’s non-GAAP results for Q1 2015 are provided in the table below:

Carlyle Group Summary
$ in millions, except unit and per unit amounts

Economic Net Income	Q1 2015

Economic Net Income (pre-tax)	$272.7
Less: Provision for income taxes (1)	12.1

Economic Net Income, After Taxes	$260.6

Adjusted Units (in millions) (2)	324.5

Economic Net Income, After Taxes per Adjusted Unit	0.80

Distributable Earnings

Distributable Earnings	$147.6
Less: Estimated foreign, state, and local taxes (3)	10.0

Distributable Earnings, After Taxes	$137.6

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$30.5
Less: Estimated current corporate income taxes (4)	—

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$30.5

Units in public float (in millions)(5)	71.5
Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.43

(1) Represents the implied benefit for income taxes that was calculated using a similar methodology as that used in calculating the tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.
(2) For information regarding our calculation of Adjusted Units, please see page 31.
(3) Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the current tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.
(4) Represents current corporate income taxes payable upon Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
(5) Includes 2,570,564 common units that we estimate will be issued in May 2015 in connection with the vesting of deferred restricted common units. These newly issued units are included in this calculation because they will participate in the unitholder distribution that will be paid in May 2015.

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Corporate Private Equity (CPE)

Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q1	$1.7 billion			Q1	$0.8 billion			Q1	$3.4 billion			Q1	8%
YTD:	$1.7 bn	LTM:	$8.7 bn	YTD:	$0.8 bn	LTM:	$6.7 bn	YTD:	$3.4 bn	LTM:	$15.4 bn	YTD:	8%	LTM:	23%

•
Distributable Earnings (DE): $194 million for Q1 2015 and $836 million on an LTM basis, 46% higher than the prior rolling 12-month period ended Q1 2014. The following components impacted DE in Q1 2015:

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Fee-Related Earnings were $22 million in Q1 2015 and $138 million on an LTM basis, compared to $12 million in Q1 2014. The increase in Q1 2015 was driven by higher catch-up management fees of $12 million, compared to $6 million in Q1 2014, and lower general and administrative expenses.

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Realized Net Performance Fees were $169 million for Q1 2015 and $679 million on an LTM basis, compared to $133 million for Q1 2014. Carlyle Partners IV, Carlyle Partners V and Carlyle Europe Partners III generated the majority of Corporate Private Equity's net realized performance fees in Q1 2015.

•	Economic Net Income (ENI): $289 million for Q1 2015 and $892 million on an LTM basis, 17% lower than the prior rolling 12-month period ended Q1 2014.

◦	CPE carry fund valuations increased 8% in Q1 2015 and 23% on an LTM basis, in line with an increase of 8% for Q1 2014.

◦	Net Performance Fees of $274 million for Q1 2015 and $772 million on an LTM basis, compared to $246 million for Q1 2014.

•	Total Assets Under Management (AUM): $64.0 billion as of Q1 2015 (-1% LTM).

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Funds Raised in Q1 2015 of $1.7 billion include an initial close of our second U.S. mid-market buyout fund and additional closings of our latest vintage Europe and Japan buyout funds and our latest Europe technology fund.

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Fee-Earning Assets Under Management were $39.4 billion as of Q1 2015, 8% lower than the $42.9 billion as of Q1 2014, with $4.8 billion in inflows, including fee-paying commitments, offset by $6.6 billion in outflows, including distributions and basis step downs, and $1.9 billion in foreign exchange loss.

Corporate Private Equity	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 14 - Q1 15	QoQ	YoY	LTM

Economic Net Income	258	208	159	236	289	892	22%	12%	(17)%

Fee-Related Earnings	12	45	38	33	22	138	(33)%	79%	588%

Net Performance Fees	246	167	124	208	274	772	32%	11%	(26)%

Realized Net Performance Fees	133	215	72	223	169	679	(24)%	27%	27%

Distributable Earnings	148	262	117	263	194	836	(26)%	31%	46%

Total Assets Under Management ($ in billions)	64.5	64.5	63.6	64.7	64.0		(1)%	(1)%	(1)%

Fee-Earning Assets Under Management ($ in billions)	42.9	43.0	42.0	40.2	39.4		(2)%	(8)%	(8)%

Note: Totals may not sum due to rounding.

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Global Market Strategies (GMS)

Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q1	$0.4 billion			Q1	$0.1 billion			Q1	$0.2 billion			Q1	3%
YTD:	$0.4 bn	LTM:	$5.5 bn	YTD:	$0.1 bn	LTM:	$0.6 bn	YTD:	$0.2 bn	LTM:	$0.9 bn	YTD:	3%	LTM:	20%

Note: Funds Raised excludes acquisitions, but includes hedge funds, mutual fund and CLOs/other structured products. Equity Invested and Realized Proceeds are for carry funds only.

•	Distributable Earnings (DE): $9 million for Q1 2015 and $78 million on an LTM basis, 60% lower than prior rolling 12-month period ended Q1 2014. The following components impacted DE in Q1 2015.

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Fee-Related Earnings were $5 million in Q1 2015 and $53 million on an LTM basis, compared to $17 million in Q1 2014. The decline in Q1 2015 was driven by lower management fees from our hedge fund partnerships relative to Q1 2014. In addition, we have not yet commenced charging management fees on new capital raised for our second generation energy mezzanine fund, which had its first close in Q1 2015.

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Realized Net Performance Fees were $2 million for Q1 2015 and $16 million on an LTM basis, compared to $5 million for Q1 2014, with the lower quarterly level attributable to lower realized performance fees in GMS carry funds.

◦	Realized Investment Income was $2 million for Q1 2015 and $9 million on an LTM basis.

•	Economic Net Income (ENI): $10 million for Q1 2015 and $68 million on an LTM basis, 62% lower than the prior rolling 12-month period ended Q1 2014.

◦	GMS carry fund valuations increased 3% in Q1 2015, as compared to 3% appreciation in Q1 2014. The asset-weighted hedge fund performance of our reported funds was 2% in Q1 2015.

◦
Net Performance Fees of $13 million for Q1 2015 and $33 million on an LTM basis, compared to $39 million for Q1 2014. Relative to Q1 2014, net performance fees in Q1 2015 were negatively impacted by hedge fund performance fees accrued in early 2014 that were reversed later in 2014.

•	Total Assets Under Management (AUM): $36.3 billion as of Q1 2015 (-1% LTM).

◦	Fee-Earning AUM of $32.0 billion decreased 7% versus Q1 2014.

◦	Total hedge fund AUM ended Q1 2015 at $11.3 billion.

◦	GMS carry fund AUM ended Q1 2015 at $5.3 billion.

◦	Total structured credit and other products AUM ended Q1 2015 at $19.8 billion.

Global Market Strategies	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 14 - Q1 15	QoQ	YoY	LTM

Economic Net Income	56	44	1	13	10	68	(27)%	(83)%	(62)%

Fee-Related Earnings	17	17	14	18	5	53	(74)%	(72)%	(33)%

Net Performance Fees	39	28	(8)	1	13	33	NM	(67)%	(65)%

Realized Net Performance Fees	5	4	5	5	2	16	(51)%	(49)%	(84)%

Distributable Earnings	22	22	23	24	9	78	(64)%	(62)%	(60)%

Total Assets Under Management ($ in billions)	36.5	38.2	38.9	36.7	36.3		(1)%	(1)%	(1)%

Fee-Earning Assets Under Management ($ in billions)	34.3	35.4	34.8	33.9	32.0		(6)%	(7)%	(7)%

Funds Raised, excluding hedge funds ($ in billions)	1.5	1.7	1.4	1.2	2.5	6.8	103%	62%	62%
Hedge Fund Net Inflows ($ in billions)	0.3	0.5	0.3	(0.1)	(2.1)	(1.3)	NM	NM	NM

Note: Totals may not sum due to rounding.

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Real Assets

Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q1	$2.0 billion			Q1	$0.6 billion			Q1	$1.0 billion			Q1	2%
YTD:	$2.0 bn	LTM:	$9.6 bn	YTD:	$0.6 bn	LTM:	$2.9 bn	YTD:	$1.0 bn	LTM:	$4.9 bn	YTD:	2%	LTM:	(1)%

Note: Funds Raised excludes acquisitions. Equity Invested and Realized Proceeds are for carry funds only.

•
Distributable Earnings (DE): $18 million for Q1 2015 and $64 million on an LTM basis, both excluding the impact of the French tax judgment of $80 million. The following components impacted DE in Q1 2015.

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Fee-Related Earnings were $19 million in Q1 2015 and $41 million on an LTM basis, compared to an immaterial amount of FRE in Q1 2014. The increase in Q1 2015 is primarily attributable to higher management fees driven by $11 million in catch-up management fee revenue, compared to $2 million in Q1 2014, and lower general and administrative expenses.

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Realized Net Performance Fees were $6 million for Q1 2015 and $64 million on an LTM basis, compared to an immaterial amount of realized net performance fees for Q1 2014. Carlyle Realty Partners VI generated the majority of realized performance fees in Q1 2015, compared to no realized performance fees in Q1 2014.

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Realized Investment (Loss) was ($7) million for Q1 2015 and ($41) million on an LTM basis, both excluding the impact of the French tax judgment of ($80) million. The loss in Q1 2015, excluding the French tax judgment is largely attributable to an ($8) million realized investment loss in Urbplan.

•
Economic Net Income/(Loss) (ENI): $1 million for Q1 2015 and $(30) million on an LTM basis, compared to $(47) million for the 12-month period ended Q1 2014, all excluding the impact of the French tax judgment.

◦	Real Assets carry fund valuations appreciated 2% in Q1 2015, in line with 2% in Q1 2014.

◦
Net Performance Fees of $(9) million for Q1 2015 and $(28) million on an LTM basis, compared to $6 million for Q1 2014, with the weakness driven by energy and offset by strong U.S. real estate performance.

◦	Investment (Loss) of $(2) million for Q1 2015, excluding the impact of the French tax judgment, primarily attributable to losses from Urbplan.

•	Total Assets Under Management (AUM): $42.9 billion for Q1 2015 (+5% LTM).

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Funds Raised in Q1 2015 of $2.0 billion were driven largely by closings in our latest vintage U.S. Real Estate and power funds, our new international energy fund and NGP's latest generation energy fund, NGP XI.

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Fee-Earning AUM of $27.6 billion in Q1 2015 increased by 1% versus Q1 2014. Fee-Earning AUM does not include $4.5 billion of funds raised for NGP XI, which will turn on as assets are invested or their respective fee holiday expires.

Real Assets	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 14 - Q1 15	QoQ	YoY	LTM

Economic Net Income/(Loss)	(17)	23	11	(76)	(33)	(76)	56%	(102)%	18%

Economic Net Income (excluding French tax)	(17)	34	11	(76)	1	(30)	102%	107%	37%

Fee-Related Earnings	0	9	3	10	19	41	86%	NM	170%

Net Performance Fees	6	33	20	(72)	(9)	(28)	88%	(251)%	NM

Realized Net Performance Fees	0	9	19	31	6	64	(81)%	NM	121%

Distributable Earnings/(Loss)	2	26	8	12	(62)	(16)	NM	NM	(144)%

Distributable Earnings (excluding French tax)	2	26	8	12	18	64	57%	NM	76%

Total Assets Under Management ($ in billions)	40.7	43.3	45.8	42.3	42.9		1%	5%	5%

Fee-Earning Assets Under Management ($ in billions)	27.4	27.9	28.2	28.4	27.6		(3)%	1%	1%

Note: Totals may not sum due to rounding.

Page | 10

Investment Solutions

•	Distributable Earnings (DE): $7 million for Q1 2015 and $40 million on an LTM basis, 13% lower than the prior rolling 12-month period ended Q1 2014.

◦
Fee-Related Earnings were $6 million for Q1 2015 and $29 million on an LTM basis, compared to $9 million in Q1 2014. The decrease in Q1 2015 was largely attributable to foreign currency impacts on management fees, partially offset by lower general and administrative expenses.

◦	Realized Net Performance Fees were $1 million for Q1 2015 and $11 million on an LTM basis, compared to $2 million for Q1 2014.

•	Economic Net Income (ENI): $8 million for Q1 2015 and $39 million on an LTM basis, compared to $14 million in Q1 2014.

◦	Net Performance Fees were $4 million for Q1 2015 and $15 million on an LTM basis, compared to $6 million in Q1 2014.

•	Total Assets Under Management (AUM): $49.4 billion for Q1 2015 (-14% LTM).

◦
Total AUM declined 14% from Q1 2014 due to negative foreign exchange impact of $9.6 billion, distributions of $10.0 billion, and net redemptions of $1.1 billion, partially offset by $11.3 billion in market appreciation and $2.0 billion in new commitments.

•
Fee-Earning AUM of $30.5 billion in Q1 2015 declined by 19% versus Q1 2014. Foreign exchange negatively impacted Investment Solutions Fee-Earning AUM by $3.2 billion relative to Q4 2014 and $7.0 billion relative to Q1 2014. Fee-Earning AUM benefited from inflows, including fee-paying commitments of $7.4 billion over the last 12-months.

Investment Solutions	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 14 - Q1 15	QoQ	YoY	LTM

Economic Net Income	14	14	10	7	8	39	7%	(45)%	(19)%

Fee-Related Earnings	9	9	8	6	6	29	(13)%	(36)%	(23)%

Net Performance Fees	6	6	4	2	4	15	95%	(29)%	40%

Realized Net Performance Fees	2	3	2	5	1	11	(78)%	(37)%	26%

Distributable Earnings	11	12	9	12	7	40	(42)%	(35)%	(13)%

Total Assets Under Management ($ in billions)	57.2	56.7	54.3	50.8	49.4		(3)%	(14)%	(14)%

Fee-Earning Assets Under Management ($ in billions)	37.5	39.4	35.3	33.1	30.5		(8)%	(19)%	(19)%

Note: Totals may not sum due to rounding.

Page | 11

Balance Sheet Highlights
The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of March 31, 2015.

•	Cash and Cash Equivalents of $1.0 billion.

•	On-balance sheet investments attributable to unitholders of $371 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.

•
Net accrued performance fees attributable to unitholders of $1.8 billion. These performance fees are comprised of $3.8 billion of gross accrued performance fees, less $0.2 billion in accrued giveback obligation and $1.8 billion in accrued performance fee compensation and non-controlling interest.

•	Loans payable and senior notes totaling $1.1 billion.

Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, April 29, 2015 to announce its first quarter 2015 financial results.
The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $193 billion of assets under management across 130 funds and 156 fund of funds vehicles as of March 31, 2015. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,650 people in 40 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary
Contacts:
Public Market Investor Relations
Daniel Harris
Phone: 212-813-4527
daniel.harris@carlyle.com
Media
Elizabeth Gill
Phone: 202-729-5385
elizabeth.gill@carlyle.com

Page | 12

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 13

The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended
	Mar 31, 2014	Mar 31, 2015
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$260.3	$269.5
Performance fees
Realized	251.4	326.8
Unrealized	369.1	246.2
Total performance fees	620.5	573.0
Investment income (loss)
Realized	—	8.9
Unrealized	6.1	(2.1)
Total investment income (loss)	6.1	6.8
Interest and other income	3.8	6.0
Interest and other income of Consolidated Funds	250.7	226.3
Revenue of a consolidated real estate VIE	6.0	55.2
Total revenues	1,147.4	1,136.8

Expenses
Compensation and benefits
Base compensation	204.6	180.1
Equity-based compensation	74.2	89.9
Performance fee related
Realized	108.7	143.0
Unrealized	221.6	173.7
Total compensation and benefits	609.1	586.7
General, administrative and other expenses	134.3	116.8
Interest	12.2	14.6
Interest and other expenses of Consolidated Funds	264.0	237.8
Interest and other expenses of a consolidated real estate VIE	49.2	70.0
Other non-operating expense	30.2	1.1
Total expenses	1,099.0	1,027.0

Other income
Net investment gains of Consolidated Funds	424.0	505.5

Income before provision for income taxes	472.4	615.3
Provision for income taxes	16.0	10.5
Net income	456.4	604.8
Net income attributable to non-controlling interests in consolidated entities	324.5	439.1
Net income attributable to Carlyle Holdings	131.9	165.7
Net income attributable to non-controlling interests in Carlyle Holdings	107.3	126.2
Net income attributable to The Carlyle Group L.P.	$24.6	$39.5

Net income attributable to The Carlyle Group L.P. per common unit
Basic (1)	$0.46	$0.58
Diluted (1)	$0.41	$0.54

Weighted-average common units
Basic	52,501,412	67,684,674
Diluted	59,453,670	72,347,771
(1) Excluded from net income attributable to The Carlyle Group L.P. was approximately $0.5 million that was allocable to participating securities under the two-class method for the three months ended March 31, 2015 and 2014, respectively.

Page | 14

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
	Mar 31, 2014	Dec 31, 2014	Mar 31, 2015	Mar 31, 2014	Mar 31, 2015
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$287.8	$304.9	$296.6	$1,102.4	$1,238.1
Portfolio advisory fees, net	3.8	8.5	5.8	25.1	22.1
Transaction fees, net	3.2	2.7	1.8	17.5	51.8
Total fee revenues	294.8	316.1	304.2	1,145.0	1,312.0
Performance fees
Realized	249.4	488.2	321.7	1,129.1	1,396.0
Unrealized	355.7	(158.4)	280.5	1,177.7	309.0
Total performance fees	605.1	329.8	602.2	2,306.8	1,705.0
Investment income (loss)
Realized	5.3	(20.2)	(82.0)	25.2	(93.4)
Unrealized	(13.2)	18.2	54.0	(78.7)	62.2
Total investment income (loss)	(7.9)	(2.0)	(28.0)	(53.5)	(31.2)
Interest and other income	4.5	4.9	6.5	15.0	24.6
Total revenues	896.5	648.8	884.9	3,413.3	3,010.4

Segment Expenses
Compensation and benefits
Direct base compensation	126.7	97.8	121.9	454.7	489.2
Indirect base compensation	46.1	48.2	51.0	165.3	193.4
Equity-based compensation	14.0	23.1	32.3	27.1	98.7
Performance fee related
Realized	109.3	224.6	143.3	455.8	624.9
Unrealized	199.4	(33.2)	177.1	712.7	287.3
Total compensation and benefits	495.5	360.5	525.6	1,815.6	1,693.5
General, administrative, and other indirect expenses	71.7	87.3	66.5	318.8	312.9
Depreciation and amortization expense	5.4	6.0	5.5	23.4	22.5
Interest expense	12.2	14.5	14.6	47.3	58.1
Total expenses	584.8	468.3	612.2	2,205.1	2,087.0

Economic Net Income	$311.7	$180.5	$272.7	$1,208.2	$923.4
(-) Net Performance Fees	296.4	138.4	281.8	1,138.3	792.8
(-) Investment Income (Loss)	(7.9)	(2.0)	(28.0)	(53.5)	(31.2)
(+) Equity-based compensation	14.0	23.1	32.3	27.1	98.7
(=) Fee Related Earnings	$37.2	$67.2	$51.2	$150.5	$260.5
(+) Realized Net Performance Fees	140.1	263.6	178.4	673.3	771.1
(+) Realized Investment Income (Loss)	5.3	(20.2)	(82.0)	25.2	(93.4)
(=) Distributable Earnings	$182.6	$310.6	$147.6	$849.0	$938.2

Page | 15

Total Segment Information (Unaudited), cont

	Three Months Ended
						Mar 31, 2015 vs.
	Mar 31, 2014	Jun 30, 2014	Sept 30, 2014	Dec 31, 2014	Mar 31, 2015	Mar 31, 2014	Dec 31, 2014
	(Dollars in millions)
Economic Net Income, Total Segments
Revenues
Segment fee revenues
Fund management fees	$287.8	$317.8	$318.8	$304.9	$296.6	$8.8	$(8.3)
Portfolio advisory fees, net	3.8	3.7	4.1	8.5	5.8	2.0	(2.7)
Transaction fees, net	3.2	29.5	17.8	2.7	1.8	(1.4)	(0.9)
Total fee revenues	294.8	351.0	340.7	316.1	304.2	9.4	(11.9)
Performance fees
Realized	249.4	410.8	175.3	488.2	321.7	72.3	(166.5)
Unrealized	355.7	138.3	48.6	(158.4)	280.5	(75.2)	438.9
Total performance fees	605.1	549.1	223.9	329.8	602.2	(2.9)	272.4
Investment income (loss)
Realized	5.3	11.5	(2.7)	(20.2)	(82.0)	(87.3)	(61.8)
Unrealized	(13.2)	(16.2)	6.2	18.2	54.0	67.2	35.8
Total investment income (loss)	(7.9)	(4.7)	3.5	(2.0)	(28.0)	(20.1)	(26.0)
Interest and other income	4.5	4.7	8.5	4.9	6.5	2.0	1.6
Total revenues	896.5	900.1	576.6	648.8	884.9	(11.6)	236.1

Expenses
Compensation and benefits
Direct base compensation	126.7	131.2	138.3	97.8	121.9	(4.8)	24.1
Indirect base compensation	46.1	47.2	47.0	48.2	51.0	4.9	2.8
Equity-based compensation	14.0	19.5	23.8	23.1	32.3	18.3	9.2
Performance fee related
Realized	109.3	179.5	77.5	224.6	143.3	34.0	(81.3)
Unrealized	199.4	136.2	7.2	(33.2)	177.1	(22.3)	210.3
Total compensation and benefits	495.5	513.6	293.8	360.5	525.6	30.1	165.1
General, administrative, and other indirect expenses	71.7	77.0	82.1	87.3	66.5	(5.2)	(20.8)
Depreciation and amortization expense	5.4	5.6	5.4	6.0	5.5	0.1	(0.5)
Interest expense	12.2	14.5	14.5	14.5	14.6	2.4	0.1
Total expenses	584.8	610.7	395.8	468.3	612.2	27.4	143.9

Economic Net Income	$311.7	$289.4	$180.8	$180.5	$272.7	$(39.0)	$92.2
(-) Net Performance Fees	296.4	233.4	139.2	138.4	281.8	(14.6)	143.4
(-) Investment Income (Loss)	(7.9)	(4.7)	3.5	(2.0)	(28.0)	(20.1)	(26.0)
(+) Equity-based compensation	14.0	19.5	23.8	23.1	32.3	18.3	9.2
(=) Fee Related Earnings	$37.2	$80.2	$61.9	$67.2	$51.2	$14.0	$(16.0)
(+) Realized Net Performance Fees	140.1	231.3	97.8	263.6	178.4	38.3	(85.2)
(+) Realized Investment Income (Loss)	5.3	11.5	(2.7)	(20.2)	(82.0)	(87.3)	(61.8)
(=) Distributable Earnings	$182.6	$323.0	$157.0	$310.6	$147.6	$(35.0)	$(163.0)

Page | 16

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2015 vs.
Corporate Private Equity	Mar 31, 2014	Jun 30, 2014	Sept 30, 2014	Dec 31, 2014	Mar 31, 2015	Mar 31, 2014	Dec 31, 2014
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$129.8	$147.2	$151.5	$136.3	$134.3	$4.5	$(2.0)
Portfolio advisory fees, net	3.5	3.3	3.8	7.8	5.2	1.7	(2.6)
Transaction fees, net	3.2	29.4	17.0	1.8	1.5	(1.7)	(0.3)
Total fee revenues	136.5	179.9	172.3	145.9	141.0	4.5	(4.9)
Performance fees
Realized	234.7	387.7	125.0	408.9	306.0	71.3	(102.9)
Unrealized	212.9	(76.2)	100.8	(40.3)	200.7	(12.2)	241.0
Total performance fees	447.6	311.5	225.8	368.6	506.7	59.1	138.1
Investment income
Realized	1.9	2.0	6.4	7.4	2.7	0.8	(4.7)
Unrealized	5.4	4.0	3.8	0.7	7.4	2.0	6.7
Total investment income	7.3	6.0	10.2	8.1	10.1	2.8	2.0
Interest and other income	2.2	1.8	4.7	2.1	3.2	1.0	1.1
Total revenues	593.6	499.2	413.0	524.7	661.0	67.4	136.3

Expenses
Compensation and benefits
Direct base compensation	59.5	62.9	67.0	33.0	53.7	(5.8)	20.7
Indirect base compensation	22.0	25.5	25.9	28.4	26.3	4.3	(2.1)
Equity-based compensation	7.1	10.1	12.9	12.4	17.3	10.2	4.9
Performance fee related
Realized	101.3	172.4	52.7	186.1	137.0	35.7	(49.1)
Unrealized	100.5	(27.8)	49.4	(25.0)	95.7	(4.8)	120.7
Total compensation and benefits	290.4	243.1	207.9	234.9	330.0	39.6	95.1
General, administrative, and other indirect expenses	35.4	37.7	35.5	42.5	31.7	(3.7)	(10.8)
Depreciation and amortization expense	2.7	2.7	2.7	2.9	2.7	—	(0.2)
Interest expense	6.7	8.0	7.9	8.0	7.6	0.9	(0.4)
Total expenses	335.2	291.5	254.0	288.3	372.0	36.8	83.7

Economic Net Income	$258.4	$207.7	$159.0	$236.4	$289.0	$30.6	$52.6
(-) Net Performance Fees	245.8	166.9	123.7	207.5	274.0	28.2	66.5
(-) Investment Income	7.3	6.0	10.2	8.1	10.1	2.8	2.0
(+) Equity-based compensation	7.1	10.1	12.9	12.4	17.3	10.2	4.9
(=) Fee Related Earnings	$12.4	$44.9	$38.0	$33.2	$22.2	$9.8	$(11.0)
(+) Realized Net Performance Fees	133.4	215.3	72.3	222.8	169.0	35.6	(53.8)
(+) Realized Investment Income	1.9	2.0	6.4	7.4	2.7	0.8	(4.7)
(=) Distributable Earnings	$147.7	$262.2	$116.7	$263.4	$193.9	$46.2	$(69.5)

Page | 17

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2015 vs.
Global Market Strategies	Mar 31, 2014	Jun 30, 2014	Sept 30, 2014	Dec 31, 2014	Mar 31, 2015	Mar 31, 2014	Dec 31, 2014
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$63.2	$64.1	$65.6	$66.4	$55.5	$(7.7)	$(10.9)
Portfolio advisory fees, net	0.1	0.1	0.2	0.5	0.5	0.4	—
Transaction fees, net	—	—	0.2	—	—	—	—
Total fee revenues	63.3	64.2	66.0	66.9	56.0	(7.3)	(10.9)
Performance fees
Realized	8.3	6.7	11.3	9.7	4.6	(3.7)	(5.1)
Unrealized	49.5	45.6	(10.8)	(7.8)	18.7	(30.8)	26.5
Total performance fees	57.8	52.3	0.5	1.9	23.3	(34.5)	21.4
Investment income (loss)
Realized	1.3	1.4	4.1	1.6	1.6	0.3	—
Unrealized	1.9	1.2	(4.3)	(2.4)	(4.2)	(6.1)	(1.8)
Total investment income (loss)	3.2	2.6	(0.2)	(0.8)	(2.6)	(5.8)	(1.8)
Interest and other income	1.3	1.5	1.9	1.1	1.8	0.5	0.7
Total revenues	125.6	120.6	68.2	69.1	78.5	(47.1)	9.4

Expenses
Compensation and benefits
Direct base compensation	27.5	26.3	29.9	26.9	28.2	0.7	1.3
Indirect base compensation	6.0	6.0	6.9	5.7	8.8	2.8	3.1
Equity-based compensation	2.7	3.2	4.0	4.0	5.2	2.5	1.2
Performance fee related
Realized	3.8	2.5	6.1	5.0	2.3	(1.5)	(2.7)
Unrealized	14.8	21.6	2.6	(3.6)	8.2	(6.6)	11.8
Total compensation and benefits	54.8	59.6	49.5	38.0	52.7	(2.1)	14.7
General, administrative, and other indirect expenses	11.6	13.0	14.0	14.3	12.3	0.7	(2.0)
Depreciation and amortization expense	0.9	1.0	1.0	1.1	1.1	0.2	—
Interest expense	2.1	2.6	2.5	2.5	2.8	0.7	0.3
Total expenses	69.4	76.2	67.0	55.9	68.9	(0.5)	13.0

Economic Net Income	$56.2	$44.4	$1.2	$13.2	$9.6	$(46.6)	$(3.6)
(-) Net Performance Fees	39.2	28.2	(8.2)	0.5	12.8	(26.4)	12.3
(-) Investment Income (Loss)	3.2	2.6	(0.2)	(0.8)	(2.6)	(5.8)	(1.8)
(+) Equity-based compensation	2.7	3.2	4.0	4.0	5.2	2.5	1.2
(=) Fee Related Earnings	$16.5	$16.8	$13.6	$17.5	$4.6	$(11.9)	$(12.9)
(+) Realized Net Performance Fees	4.5	4.2	5.2	4.7	2.3	(2.2)	(2.4)
(+) Realized Investment Income	1.3	1.4	4.1	1.6	1.6	0.3	—
(=) Distributable Earnings	$22.3	$22.4	$22.9	$23.8	$8.5	$(13.8)	$(15.3)

Page | 18

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2015 vs.
Real Assets	Mar 31, 2014	Jun 30, 2014	Sept 30, 2014	Dec 31, 2014	Mar 31, 2015	Mar 31, 2014	Dec 31, 2014
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$50.3	$59.6	$55.7	$58.2	$66.3	$16.0	$8.1
Portfolio advisory fees, net	0.2	0.3	0.1	0.2	0.1	(0.1)	(0.1)
Transaction fees, net	—	0.1	0.6	0.9	0.3	0.3	(0.6)
Total fee revenues	50.5	60.0	56.4	59.3	66.7	16.2	7.4
Performance fees
Realized	0.5	9.4	28.4	50.2	7.7	7.2	(42.5)
Unrealized	14.0	46.4	9.5	(109.4)	14.1	0.1	123.5
Total performance fees	14.5	55.8	37.9	(59.2)	21.8	7.3	81.0
Investment income (loss)
Realized	2.1	8.1	(13.2)	(29.2)	(86.4)	(88.5)	(57.2)
Unrealized	(20.6)	(21.6)	6.7	19.8	50.2	70.8	30.4
Total investment income (loss)	(18.5)	(13.5)	(6.5)	(9.4)	(36.2)	(17.7)	(26.8)
Interest and other income	0.7	1.2	1.4	1.4	1.1	0.4	(0.3)
Total revenues	47.2	103.5	89.2	(7.9)	53.4	6.2	61.3

Expenses
Compensation and benefits
Direct base compensation	18.7	21.3	20.7	14.5	18.5	(0.2)	4.0
Indirect base compensation	14.3	11.7	9.9	12.6	12.3	(2.0)	(0.3)
Equity-based compensation	3.5	5.1	5.4	5.2	7.1	3.6	1.9
Performance fee related
Realized	0.2	0.5	9.9	19.5	1.8	1.6	(17.7)
Unrealized	8.4	22.8	8.0	(7.1)	28.9	20.5	36.0
Total compensation and benefits	45.1	61.4	53.9	44.7	68.6	23.5	23.9
General, administrative, and other indirect expenses	15.5	15.7	21.1	19.9	14.6	(0.9)	(5.3)
Depreciation and amortization expense	0.9	0.9	0.8	1.0	0.9	—	(0.1)
Interest expense	2.2	2.5	2.6	2.6	2.7	0.5	0.1
Total expenses	63.7	80.5	78.4	68.2	86.8	23.1	18.6

Economic Net Income (Loss)	$(16.5)	$23.0	$10.8	$(76.1)	$(33.4)	$(16.9)	$42.7
(-) Net Performance Fees	5.9	32.5	20.0	(71.6)	(8.9)	(14.8)	62.7
(-) Investment Income (Loss)	(18.5)	(13.5)	(6.5)	(9.4)	(36.2)	(17.7)	(26.8)
(+) Equity-based compensation	3.5	5.1	5.4	5.2	7.1	3.6	1.9
(=) Fee Related Earnings	$(0.4)	$9.1	$2.7	$10.1	$18.8	$19.2	$8.7
(+) Realized Net Performance Fees	0.3	8.9	18.5	30.7	5.9	5.6	(24.8)
(+) Realized Investment Income (Loss)	2.1	8.1	(13.2)	(29.2)	(86.4)	(88.5)	(57.2)
(=) Distributable Earnings	$2.0	$26.1	$8.0	$11.6	$(61.7)	$(63.7)	$(73.3)

Page | 19

Investment Solutions Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2015 vs.
Investment Solutions	Mar 31, 2014	Jun 30, 2014	Sept 30, 2014	Dec 31, 2014	Mar 31, 2015	Mar 31, 2014	Dec 31, 2014
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$44.5	$46.9	$46.0	$44.0	$40.5	$(4.0)	$(3.5)
Portfolio advisory fees, net	—	—	—	—	—	—	—
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	44.5	46.9	46.0	44.0	40.5	(4.0)	(3.5)
Performance fees
Realized	5.9	7.0	10.6	19.4	3.4	(2.5)	(16.0)
Unrealized	79.3	122.5	(50.9)	(0.9)	47.0	(32.3)	47.9
Total performance fees	85.2	129.5	(40.3)	18.5	50.4	(34.8)	31.9
Investment income
Realized	—	—	—	—	0.1	0.1	0.1
Unrealized	0.1	0.2	—	0.1	0.6	0.5	0.5
Total investment income	0.1	0.2	—	0.1	0.7	0.6	0.6
Interest and other income	0.3	0.2	0.5	0.3	0.4	0.1	0.1
Total revenues	130.1	176.8	6.2	62.9	92.0	(38.1)	29.1

Expenses
Compensation and benefits
Direct base compensation	21.0	20.7	20.7	23.4	21.5	0.5	(1.9)
Indirect base compensation	3.8	4.0	4.3	1.5	3.6	(0.2)	2.1
Equity-based compensation	0.7	1.1	1.5	1.5	2.7	2.0	1.2
Performance fee related
Realized	4.0	4.1	8.8	14.0	2.2	(1.8)	(11.8)
Unrealized	75.7	119.6	(52.8)	2.5	44.3	(31.4)	41.8
Total compensation and benefits	105.2	149.5	(17.5)	42.9	74.3	(30.9)	31.4
General, administrative, and other indirect expenses	9.2	10.6	11.5	10.6	7.9	(1.3)	(2.7)
Depreciation and amortization expense	0.9	1.0	0.9	1.0	0.8	(0.1)	(0.2)
Interest expense	1.2	1.4	1.5	1.4	1.5	0.3	0.1
Total expenses	116.5	162.5	(3.6)	55.9	84.5	(32.0)	28.6

Economic Net Income	$13.6	$14.3	$9.8	$7.0	$7.5	$(6.1)	$0.5
(-) Net Performance Fees	5.5	5.8	3.7	2.0	3.9	(1.6)	1.9
(-) Investment Income	0.1	0.2	—	0.1	0.7	0.6	0.6
(+) Equity-based compensation	0.7	1.1	1.5	1.5	2.7	2.0	1.2
(=) Fee Related Earnings	$8.7	$9.4	$7.6	$6.4	$5.6	$(3.1)	$(0.8)
(+) Realized Net Performance Fees	1.9	2.9	1.8	5.4	1.2	(0.7)	(4.2)
(+) Realized Investment Income	—	—	—	—	0.1	0.1	0.1
(=) Distributable Earnings	$10.6	$12.3	$9.4	$11.8	$6.9	$(3.7)	$(4.9)

Page | 20

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Global Market Strategies (8)			Real Assets			Investment Solutions (9)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM
Balance, As of December 31, 2014	$24,439	$40,229	$64,668	$1,512	$35,229	$36,741	$15,714	$26,581	$42,295	$16,206	$34,563	$50,769	$57,871	$136,602	$194,473
Commitments (1)	1,685	—	1,685	1,321	—	1,321	1,890	—	1,890	1,944	—	1,944	6,840	—	6,840
Capital Called, net (2)	(1,024)	907	(117)	(65)	147	82	(912)	883	(29)	(1,362)	1,263	(99)	(3,363)	3,200	(163)
Distributions (3)	194	(4,158)	(3,964)	55	(115)	(60)	39	(1,094)	(1,055)	54	(2,885)	(2,831)	342	(8,252)	(7,910)
Subscriptions, net of Redemptions (4)	—	—	—	—	(2,142)	(2,142)	—	—	—	—	(5)	(5)	—	(2,147)	(2,147)
Changes in CLO collateral balances (5)	—	—	—	—	883	883	—	—	—	—	—	—	—	883	883
Market Appreciation/(Depreciation) (6)	—	3,149	3,149	—	147	147	—	—	—	—	4,016	4,016	—	7,312	7,312
Foreign Exchange and other (7)	(455)	(918)	(1,373)	3	(639)	(636)	(49)	(195)	(244)	(750)	(3,626)	(4,376)	(1,251)	(5,378)	(6,629)
Balance, As of March 31, 2015	$24,839	$39,209	$64,048	$2,826	$33,510	$36,336	$16,682	$26,175	$42,857	$16,092	$33,326	$49,418	$60,439	$132,220	$192,659

Balance, As of March 31, 2014	$23,909	$40,551	$64,460	$1,497	$35,040	$36,537	$10,115	$30,588	$40,703	$20,755	$36,490	$57,245	$56,276	$142,669	$198,945
Commitments (1)	8,434	—	8,434	1,471	—	1,471	9,113	—	9,113	2,015	—	2,015	21,033	—	21,033
Capital Called, net (2)	(7,518)	6,972	(546)	(599)	814	215	(4,012)	4,199	187	(5,300)	4,892	(408)	(17,429)	16,877	(552)
Distributions (3)	1,061	(15,703)	(14,642)	458	(812)	(354)	1,581	(8,440)	(6,859)	424	(10,451)	(10,027)	3,524	(35,406)	(31,882)
Subscriptions, net of Redemptions (4)	—	—	—	—	(1,391)	(1,391)	—	—	—	—	(1,061)	(1,061)	—	(2,452)	(2,452)
Changes in CLO collateral balances (5)	—	—	—	—	2,426	2,426	—	—	—	—	—	—	—	2,426	2,426
Market Appreciation/(Depreciation) (6)	—	9,635	9,635	—	(1,444)	(1,444)	—	339	339	—	11,282	11,282	—	19,812	19,812
Foreign Exchange and other (7)	(1,047)	(2,246)	(3,293)	(1)	(1,123)	(1,124)	(115)	(511)	(626)	(1,802)	(7,826)	(9,628)	(2,965)	(11,706)	(14,671)
Balance, As of March 31, 2015	$24,839	$39,209	$64,048	$2,826	$33,510	$36,336	$16,682	$26,175	$42,857	$16,092	$33,326	$49,418	$60,439	$132,220	$192,659
(1) Represents capital raised by our carry funds, NGP management fee funds and fund of funds vehicles, net of expired available capital.
(2) Represents capital called by our carry funds, NGP management fee funds and fund of funds vehicles, net of fund fees and expenses and investments in our business development companies. Equity invested amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.
(3) Represents distributions from our carry funds, NGP management fee funds and fund of funds vehicles, net of amounts recycled and distributions from our business development companies. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.
(4) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund, and fund of hedge funds vehicles.
(5) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs/structured products.
(6) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds, mutual fund, and fund of hedge funds vehicles.
(7) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(8) Ending balance is comprised of approximately $18.7 billion from our structured credit /other structured product funds, $11.3 billion in our hedge funds, $5.3 billion (including $2.8 billion of Available Capital) in our carry funds, $1.0 billion from our business development companies, and $0.1 billion in our mutual fund.
(9) The fair market values for our Investment Solutions fund of funds vehicles are based on the latest available valuations of the underlying limited partnership interests (in most cases as of December 31, 2014) as provided by their general partners, plus the net cash flows since the latest valuation, up to March 31, 2015.

Page | 21

Fee-Earning AUM Roll Forward (Unaudited)

	For the Three Months Ended March 31, 2015
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$40,249	$33,898	$28,351	$33,082	$135,580
Inflows, including Fee-paying Commitments (1)	704	6	1,174	2,170	4,054
Outflows, including Distributions (2)	(963)	(63)	(1,734)	(1,684)	(4,444)
Subscriptions, net of Redemptions (3)	—	(2,085)	—	(11)	(2,096)
Changes in CLO collateral balances (4)	—	726	—	—	726
Market Appreciation/(Depreciation) (5)	(5)	55	(2)	66	114
Foreign Exchange and other (6)	(622)	(547)	(202)	(3,151)	(4,522)
Balance, End of Period	$39,363	$31,990	$27,587	$30,472	$129,412

	For the Twelve Months Ended March 31, 2015
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$42,858	$34,346	$27,416	$37,468	$142,088
Inflows, including Fee-paying Commitments (1)	4,831	(128)	6,892	7,411	19,006
Outflows, including Distributions (2)	(6,606)	(241)	(6,144)	(6,878)	(19,869)
Subscriptions, net of Redemptions (3)	—	(1,421)	—	(1,027)	(2,448)
Changes in CLO collateral balances (4)	—	1,894	—	—	1,894
Market Appreciation/(Depreciation) (5)	193	(1,775)	(11)	499	(1,094)
Foreign Exchange and other (6)	(1,913)	(685)	(566)	(7,001)	(10,165)
Balance, End of Period	$39,363	$31,990	$27,587	$30,472	$129,412
(1) Inflows represent limited partner capital raised and capital invested by our carry funds, NGP management fee funds, and fund of funds vehicles outside the investment period, weighted-average investment period or commitment fee period.
(2) Outflows represent limited partner distributions from our carry funds, NGP management fee funds, and fund of funds vehicles and changes in basis for our carry funds and fund of funds vehicles where the investment period, weighted-average investment period or commitment fee period has expired.
(3) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund and fund of hedge funds vehicles.
(4) Represents the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.
(5) Market Appreciation/ (Depreciation) represents changes in the net asset value of our hedge funds, mutual fund and fund of hedge funds vehicles, and realized and unrealized gains (losses) on portfolio investments in our carry funds and fund of funds vehicles based on the lower of cost or fair value.
(6) Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(7) Energy II, Energy III, Energy IV, Renew I, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. With the exception of Energy IV and Renew II, where Carlyle has a minority representation on the funds’ management committees, management of each of the Legacy Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone is required for investment decisions. As of March 31, 2015, the Legacy Energy Funds had, in the aggregate, approximately $9.2 billion in AUM and $7.2 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, or in the case of NGP M&R, NGP ETP I, NGP ETP II, and NGPC, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP X, NGP GAP and NGP XI (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of March 31, 2015, the NGP management fee funds and carry funds had, in the aggregate, approximately $15.2 billion in AUM and $7.8 billion in Fee-earning AUM.

Page | 22

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of March 31, 2015					Inception to March 31, 2015
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$18,186.1	2.4x	17%	13%	$6,827.6	$17,293.5	2.5x	18%
CP V	5/2007	$13,719.7	$12,815.5	$25,102.0	2.0x	20%	15%	$5,984.1	$13,901.0	2.3x	24%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.8	€4,069.6	2.0x	37%	21%	€1,489.4	€3,584.6	2.4x	55%
CEP III	12/2006	€5,294.9	€4,988.3	€10,426.7	2.1x	20%	15%	€2,809.8	€6,515.2	2.3x	20%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,633.6	$2,778.3	1.7x	11%	8%	$720.0	$2,115.0	2.9x	24%
CAP III	5/2008	$2,551.6	$2,503.2	$4,035.7	1.6x	18%	11%	$984.4	$1,980.0	2.0x	22%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥140,679.6	3.0x	61%	37%	¥39,756.6	¥131,454.6	3.3x	65%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥182,902.0	1.3x	6%	2%	¥64,306.1	¥90,362.1	1.4x	7%
CGFSP I	9/2008	$1,100.2	$1,052.5	$1,883.7	1.8x	19%	13%	$312.8	$746.4	2.4x	28%
CETP II	2/2007	€521.6	€431.5	€961.4	2.2x	26%	16%	€149.8	€550.9	3.7x	34%
CAGP IV	6/2008	$1,041.4	$807.3	$1,173.5	1.5x	14%	8%	$155.0	$379.3	2.4x	33%
All Other Funds (9)	Various		$3,644.2	$5,659.6	1.6x	17%	7%	$2,729.5	$4,614.7	1.7x	21%
Coinvestments and Other (10)	Various		$8,061.9	$20,449.5	2.5x	36%	33%	$5,528.1	$16,626.5	3.0x	36%
Total Fully Invested Funds			$54,795.1	$117,572.3	2.1x	27%	19%	$35,899.6	$89,954.8	2.5x	29%
Funds in the Investment Period (6)
CP VI (12)	5/2012	$13,000.0	$3,813.7	$3,965.4	1.0x	NM	NM
CEP IV (12)	8/2013	€2,018.1	€319.2	€299.6	0.9x	NM	NM
CAP IV (12)	11/2012	$3,880.4	$799.0	$766.4	1.0x	NM	NM
CEOF I	5/2011	$1,119.1	$895.3	$1,306.6	1.5x	31%	21%
CGFSP II (12)	4/2013	$1,000.0	$170.9	$203.0	1.2x	NM	NM
All Other Funds (11)	Various		$1,108.5	$1,078.1	1.0x	(3)%	(14)%
Total Funds in the Investment Period			$7,129.9	$7,641.0	1.1x	8%	(5)%	$161.0	$535.3	3.3x	78%
TOTAL CORPORATE PRIVATE EQUITY (13)			$61,925.1	$125,213.3	2.0x	27%	19%	$36,060.6	$90,490.1	2.5x	29%

Page | 23

Real Assets and Global Market Strategies Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			as of March 31, 2015					as of March 31, 2015
Real Assets	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,523.5	2.9x	44%	30%	$522.5	$1,523.5	2.9x	44%
CRP IV	12/2004	$950.0	$1,198.7	$1,568.9	1.3x	5%	2%	$523.6	$592.8	1.1x	7%
CRP V	11/2006	$3,000.0	$3,290.4	$4,977.6	1.5x	12%	8%	$2,710.4	$4,214.1	1.6x	14%
CRP VI	9/2010	$2,340.0	$1,905.3	$3,084.9	1.6x	34%	23%	$618.8	$1,193.0	1.9x	38%
CEREP I	3/2002	€426.6	€517.0	€691.3	1.3x	12%	7%	€517.0	€691.3	1.3x	12%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	(100%)	(100%)	€594.1	€130.5	0.2x	(100%)
CEREP III	5/2007	€2,229.5	€1,983.2	€2,113.2	1.1x	2%	(2)%	€718.3	€1,189.9	1.7x	13%
CIP	9/2006	$1,143.7	$1,011.7	$1,243.2	1.2x	5%	2%	$272.3	$175.3	0.6x	(7%)
NGP X	1/2012	$3,586.0	$2,568.7	$3,031.3	1.2x	10%	7%	$325.9	$734.7	2.3x	55%
Energy II	7/2002	$1,100.0	$1,334.8	$3,262.9	2.4x	81%	55%	$827.4	$3,138.8	3.8x	105%
Energy III	10/2005	$3,800.0	$3,559.9	$5,735.4	1.6x	11%	8%	$1,945.4	$4,718.3	2.4x	22%
Energy IV	12/2007	$5,979.1	$5,830.0	$8,271.9	1.4x	13%	8%	$2,522.4	$4,739.0	1.9x	28%
Renew II	3/2008	$3,417.5	$3,018.8	$4,194.0	1.4x	12%	7%	$1,323.7	$2,105.3	1.6x	16%
All Other Funds (14)	Various		$2,849.8	$3,112.3	1.1x	4%	(1)%	$2,170.6	$2,306.9	1.1x	3%
Coinvestments and Other (10)	Various		$5,249.9	$8,181.7	1.6x	17%	13%	$2,575.0	$5,354.2	2.1x	27%
Total Fully Invested Funds			$35,917.6	$51,333.7	1.4x	13%	8%	$18,300.5	$32,954.1	1.8x	23%
Funds in the Investment Period (6)
CRP VII (12)	3/2014	$3,171.6	$353.6	$343.7	1.0x	n/m	n/m
CIEP I (12)	9/2013	$2,500.0	$345.5	$324.4	0.9x	n/m	n/m
NGP XI (12)	6/2014	$5,325.0	$95.3	$95.0	1.0x	n/m	n/m
All Other Funds (15)	Various		$104.3	$103.1	1.0x	n/m	n/m
Total Funds in the Investment Period			$898.8	$866.2	1.0x	(8)%	(44)%	$—	$—	n/a	n/a
TOTAL Real Assets (13)			$36,816.4	$52,200.0	1.4x	13%	8%	$18,300.5	$32,954.1	1.8x	23%

			TOTAL INVESTMENTS
			as of March 31, 2015			Inception to March 31, 2015
Global Market Strategies	Fund Inception Date (16)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
CSP II	6/2007	$1,352.3	$1,352.3	$2,446.6	1.8x	17%	12%
CEMOF I	12/2010	$1,382.5	$1,062.7	$1,408.8	1.3x	24%	13%

Page | 24

Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			as of March 31, 2015
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,469.6	€7,305.0	1.6x	12%	12%
Main Fund II - Fund Investments	2003	€4,545.0	€5,076.2	€7,817.0	1.5x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€12,920.6	€18,821.5	1.5x	10%	9%
Main Fund IV - Fund Investments	2009	€4,877.3	€3,597.9	€4,590.1	1.3x	14%	13%
Main Fund I - Secondary Investments	2002	€519.4	€521.0	€984.1	1.9x	58%	54%
Main Fund II - Secondary Investments	2003	€998.4	€1,061.6	€1,936.2	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,474.2	€3,502.7	1.4x	10%	9%
Main Fund IV - Secondary Investments	2010	€1,859.1	€1,958.9	€2,991.6	1.5x	20%	19%
Main Fund II - Co-Investments	2003	€1,090.0	€970.3	€2,627.3	2.7x	43%	41%
Main Fund III - Co-Investments	2006	€2,760.0	€3,007.7	€4,067.8	1.4x	5%	5%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,419.2	€2,886.9	2.0x	24%	22%
Main Fund V - Co-Investments	2012	€1,122.2	€1,041.7	€1,719.5	1.7x	47%	42%
Main Fund II - Mezzanine Investments	2004	€700.0	€805.9	€1,105.9	1.4x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,887.0	€2,506.3	1.3x	11%	9%
All Other Funds (21)	Various		€1,925.1	€2,679.2	1.4x	16%	13%
Total Fully Committed Funds			€43,137.0	€65,541.0	1.5x	12%	12%
Funds in the Commitment Period (18)
Main Fund V - Fund Investments	2012	€5,080.0	€1,301.9	€1,270.7	1.0x	(3)%	(6)%
Main Fund V - Secondary Investments	2011	€4,078.3	€2,287.5	€3,050.8	1.3x	28%	25%
Main Fund VI - Co-Investments	2014	€990.0	€117.7	€117.3	1.0x	(1)%	(11)%
All Other Funds (21)	Various		€75.5	€77.4	1.0x	5%	(5)%
Total Funds in the Commitment Period			€3,782.7	€4,516.2	1.2x	20%	16%
TOTAL INVESTMENT SOLUTIONS			€46,919.7	€70,057.2	1.5x	13%	12%
TOTAL INVESTMENT SOLUTIONS (USD) (22)			$50,337.6	$75,160.6	1.5x

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997.
(2) Represents the original cost of all capital called for investments since inception of the fund.
(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.
(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.
(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.
(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.
(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.
(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.
(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, Mexico, and MENA.
(10) Includes coinvestments and certain other stand-alone investments arranged by us.

Page | 25

(11) Aggregate includes the following funds: CJP III, CGP, CSABF, CSSAF, CBPF, CPF I, CCI, and CETP III.
(12) Returns are not considered meaningful, as the investment period commenced in May 2012 for CP VI, November 2012 for CAP IV, April 2013 for CGFSP II, August 2013 for CEP IV, September 2013 for CIEP I, March 2014 for CRP VII, and June 2014 for NGP XI.
(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.
(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, Energy I and Renew I.
(15) Aggregate includes the following funds: CPP II and NGP GAP. Returns are not considered meaningful, as the investment period commenced in June 2014 for CPP II and December 2013 for NGP GAP.
(16) The data presented herein that provides “inception to date” performance results for CSP II and CEMOF I related to the period following the formation of the funds in June 2007 and December 2010, respectively.
(17) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(18) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.
(19) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, b) Direct Investments, which was spun off from AlpInvest in 2005 and c) Metropolitan Real Estate fund of funds vehicles. As of March 31, 2015, these excluded investments represent $0.6 billion of AUM at AlpInvest and $1.8 billion of AUM at Metropolitan.
(20) For purposes of aggregation, funds that report in foreign currency have been converted to Euro at the reporting period spot rate.
(21) Aggregate includes Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, Main Fund VI - Fund Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.
(22) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

Page | 26

Remaining Fair Value Analysis

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of March 31, 2015
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP V	$12,268.1	2.1x	2.0x	93%	X	X	100%	Jun-07	32	May-13
CEP III	€4,651.2	2.3x	2.1x	94%	X	X	100%	Jul-07	31	Dec-12
CP VI	$3,854.7	1.0x	1.0x	29%			100%	Jun-13	8	May-18
CAP III	$2,395.9	1.1x	1.6x	98%	X		100%	Jun-08	28	May-14
CP IV	$1,657.1	1.6x	2.4x	97%	X	X	80%	Apr-05	40	Dec-10
CGFSP I	$1,159.9	1.5x	1.8x	96%	X	X	100%	Oct-08	26	Sep-14
CAP II	$1,008.2	1.1x	1.7x	90%	(X)		80%	Mar-06	37	Feb-12
CEOF I	$1,002.9	1.3x	1.5x	80%	X		80%	Sep-11	15	May-17
CAP IV	$999.0	1.0x	1.0x	21%			100%	Jul-13	7	Nov-18
CJP II	¥102,881.8	1.3x	1.3x	86%			80%	Oct-06	34	Jul-12
CAGP IV	$795.0	1.2x	1.5x	78%			100%	Aug-08	27	Jun-14
CEP II	€504.1	0.9x	2.0x	113%	X		80%	Sep-03	47	Sep-08
CETP II	€475.1	1.6x	2.2x	83%	X	X	100%	Jan-08	29	Jul-13
CEP IV	€302.7	0.9x	0.9x	16%			100%	Sep-14	3	Aug-19
CGFSP II	$209.9	1.2x	1.2x	17%			100%	Jun-13	8	Dec-17
All Other Funds (8)	$2,205.4	1.1x	2.2x		NM	NM
Coinvestment and Other (9)	$4,415.2	1.9x	2.5x		NM	NM
Total Corporate Private Equity (12)	$39,194.2	1.5x	2.0x

Real Assets
Energy IV	$3,329.0	0.9x	1.4x	98%	(X)	X	80%	Feb-08	29	Dec-13
NGP X	$2,667.5	1.2x	1.2x	72%	X		80%	Jan-12	13	May-17
Renew II	$2,210.4	1.2x	1.4x	88%	(X)		80%	Mar-08	29	May-14
CRP VI	$1,892.3	1.4x	1.6x	81%	X	X	50%	Mar-11	17	Mar-16
Energy III	$1,244.1	0.6x	1.6x	94%	(X)		80%	Nov-05	38	Oct-11
CRP V	$1,193.5	1.7x	1.5x	110%	X		50%	Nov-06	34	Nov-11
CEREP III	€1,013.7	0.8x	1.1x	89%			67%	Jun-07	32	May-11
CRP IV	$975.9	1.4x	1.3x	126%			50%	Jan-05	41	Dec-09
CIP	$926.6	1.6x	1.2x	88%			80%	Oct-06	34	Sep-12
CRP III	$368.7	60.1x	2.9x	93%	X	X	50%	Mar-01	57	May-05
CIEP I	$365.0	0.9x	0.9x	14%			80%	Oct-13	6	Sep-19
CRP VII	$336.0	1.0x	1.0x	11%			80%	Jun-14	4	Mar-19
Energy II	$142.7	0.3x	2.4x	121%	(X)		80%	Jan-03	49	Jul-08
All Other Funds (10)	$589.3	0.8x	0.9x		NM	NM
Coinvestment and Other (9)	$3,107.1	1.3x	1.6x		NM	NM
Total Real Assets (12)	$20,435.3	1.1x	1.4x

Global Market Strategies
CEMOF I	$1,018.0	1.1x	1.3x	77%	X		100%	Dec-10	18	Dec-15
CSP II	$417.0	0.9x	1.8x	100%	X	X	80%	Dec-07	30	Jun-11
All Other Funds (11)	$667.0	1.2x	1.5x		NM	NM
Coinvestment and Other (9)	$409.6	1.1x	1.3x		NM	NM
Total Global Market Strategies	$2,511.6	1.1x	1.6x

Page | 27

Remaining Fair Value Analysis, Notes
(1) Net asset value of our carry funds. Reflects significant funds with remaining fair value of greater than $100 million.
(2) Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by investment cost.
(3) Total MOIC represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.
(5) Fund has accrued carry/(clawback) as of the reporting period.
(6) Fund has realized carry in the last twelve months.
(7) Represents the date of the first capital contribution for management fees.
(8) Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CAP I, CBPF, CJP I, CJP III, CEVP, CETP I, CETP III, CCI, CAVP I, CAVP II, CAGP III, Mexico, MENA, CSABF, CSSAF, CPF, CGP, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(10) Aggregate includes the following funds: CRP I, CRP II, CRCP I, CEREP I, CEREP II, CAREP I, CAREP II, CPOCP I, CPP II, NGP XI, NGP GAP, Energy I and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(11) Aggregate includes the following funds: CSP I, CSP III, CMP I, CMP II, and CASCOF. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

Page | 28

Largest Publicly Traded Positions in Carry Funds

Rank	Largest Publicly Traded Equity Positions	Fund(s)	Q1 2015 Value (1,2)
1	Axalta Coating Systems	CP V, CEP III	$4,704,017,329
2	CommScope, Inc.	CP V, CEP III	2,317,932,324
3	Freescale Semiconductor, Inc.	CP IV, CEP II, CAP II, CJP I	1,279,214,593
4	Booz Allen Hamilton, Inc.	CP V, CMP II	1,184,887,414
5	CoreSite Realty Corporation	CRP III, CRP IV, CRP V	1,081,727,595
6	Pattern Energy Group Holdings, L.P.	RENEW II	900,002,843
7	Healthscope Limited	CAP III, CP V	773,679,596
8	USA Compression	ENERGY IV	425,719,467
9	The Nielsen Company	CP IV, CEP II	417,674,798
10	Wesco Holdings, Inc.	CP IV, CMP I	357,418,416
	Top 10 Positions		13,442,274,375
	Total Public Equity Portfolio (carry fund only)		17,694,069,639
	% of public portfolio in top 10 positions		76%

(1) Includes gross fund only investment results including external coinvestment. May include portion of private business in value.
(2) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.
Note: Includes all classes of shares irrespective of trading status. Excludes realized investments that are public (e.g. China Pacific Life in CAP I).

Page | 29

Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Three Months Ended
	Mar 31, 2014	Mar 31, 2015
	(Dollars in millions)
Income before provision for income taxes	$472.4	$615.3
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	62.4	59.0
Acquisition related charges and amortization of intangibles	80.1	40.6
Other non-operating expense	30.2	1.1
Tax expense associated with performance fee compensation	(10.2)	(5.2)
Net income attributable to non-controlling interests in consolidated entities	(324.5)	(439.1)
Other adjustments	1.3	1.0
Economic Net Income	$311.7	$272.7
Net performance fees	296.4	281.8
Investment income (loss)	(7.9)	(28.0)
Equity-based compensation	14.0	32.3
Fee Related Earnings	$37.2	$51.2
Realized performance fees, net of related compensation	140.1	178.4
Realized investment income (loss)	5.3	(82.0)
Distributable Earnings	$182.6	$147.6
Depreciation and amortization expense	5.4	5.5
Interest expense	12.2	14.6
Adjusted EBITDA	$200.2	$167.7

Page | 30

Reconciliation for Economic Net income and Distributable Earnings, cont.
(Unaudited)

Three Months Ended
Mar 31, 2015
(Dollars in millions, except unit and per unit amounts)
Economic Net Income	$272.7
Less: Provision for Income Taxes	12.1
Economic Net Income, After Taxes	$260.6

Economic Net Income, After Taxes per Adjusted Unit(1)	$0.80

Distributable Earnings	$147.6
Less: Estimated foreign, state, and local taxes	10.0
Distributable Earnings, After Taxes	$137.6

Distributable Earnings to The Carlyle Group L.P.	$30.5
Less: Estimated current corporate income taxes and TRA payments	—
Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$30.5

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.43

(1) Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	68,906,237
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	250,972,907
Dilutive effect of unvested deferred restricted common units	4,663,097
Total Adjusted Units	324,542,241

(2)
As of March 31, 2015, there were 68,906,237 outstanding common units of The Carlyle Group L.P. In May 2015, an additional estimated 2,570,564 common units will be issued in connection with the vesting of deferred restricted common units. For purposes of this calculation, those common units have been added to the common units outstanding as of March 31, 2015, resulting in total common units of 71,476,801.

Page | 31

The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of March 31, 2015
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$1,024.8	$—	$—	$1,024.8
Cash and cash equivalents held at Consolidated Funds	—	1,436.7	—	1,436.7
Restricted cash	41.0	—	—	41.0
Restricted cash and securities of Consolidated Funds	—	18.8	—	18.8
Accrued performance fees	3,780.1	—	(12.9)	3,767.2
Investments	1,119.3	—	(175.1)	944.2
Investments of Consolidated Funds	—	25,949.0	0.1	25,949.1
Due from affiliates and other receivables, net	218.3	—	(15.5)	202.8
Due from affiliates and other receivables of Consolidated Funds, net	—	688.9	—	688.9
Receivables and inventory of a consolidated real estate VIE	185.0	—	—	185.0
Fixed assets, net	86.7	—	—	86.7
Deposits and other	57.7	3.2	—	60.9
Other assets of a consolidated real estate VIE	73.7	—	—	73.7
Intangible assets, net	399.3	—	—	399.3
Deferred tax assets	134.1	—	—	134.1
Total assets	$7,120.0	$28,096.6	$(203.4)	$35,013.2
Liabilities and partners’ capital
Loans payable	$38.4	$—	$—	$38.4
3.875% Senior Notes due 2023	499.9	—	—	499.9
5.625% Senior Notes due 2043	606.8	—	—	606.8
Loans payable of Consolidated Funds	—	16,721.9	(167.3)	16,554.6
Loans payable of a consolidated real estate VIE at fair value (principal amount of $214.8)	139.6	—	—	139.6
Accounts payable, accrued expenses and other liabilities	469.1	—	(79.2)	389.9
Accrued compensation and benefits	2,202.0	—	—	2,202.0
Due to affiliates	191.3	0.2	—	191.5
Deferred revenue	196.7	—	(0.2)	196.5
Deferred tax liabilities	105.0	—	—	105.0
Other liabilities of Consolidated Funds	—	1,751.3	(42.6)	1,708.7
Other liabilities of a consolidated real estate VIE	105.4	—	—	105.4
Accrued giveback obligations	184.5	—	(7.9)	176.6
Total liabilities	4,738.7	18,473.4	(297.2)	22,914.9

Redeemable non-controlling interests in consolidated entities	8.0	3,931.9	—	3,939.9

Total partners’ capital	2,373.3	5,691.3	93.8	8,158.4
Total liabilities and partners’ capital	$7,120.0	$28,096.6	$(203.4)	$35,013.2

Page | 32

The Carlyle Group L.P.
Non-GAAP Financial Information and Other Key Terms
Non-GAAP Financial Information
Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

•
Economic net income or “ENI,” represents segment net income which includes certain tax expense associated with performance fee compensation and excludes the impact of all other income taxes, acquisition-related items including amortization of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the inclusion or exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and CLOs (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. Total Segment ENI equals the aggregate of ENI for all segments. ENI and its components are evaluated regularly by management in making resource deployment decisions and in assessing performance of Carlyle’s four segments and for compensation. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

•
Fee-Related Earnings is a component of ENI and is used to measure Carlyle’s operating profitability excluding equity-based compensation, performance fees, investment income from investments in Carlyle’s funds and performance fee related compensation. Accordingly, Fee-Related Earnings reflect the ability of the business to cover direct base compensation and operating expenses from fee revenues other than performance fees. Fee-Related Earnings are reported as part of Carlyle’s segment results. Carlyle uses Fee-Related Earnings from operations to measure its profitability from fund management fees.

•
Distributable Earnings is a component of ENI representing total ENI less net performance fees and investment income plus realized net performance fees and realized investment income and excluding equity-based compensation. Distributable Earnings is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is derived from Carlyle’s segment reported results and is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its unitholders.

•
Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.
Other Key Terms
“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:

Page | 33

(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;
(b) the amount of aggregate collateral balance and principal cash at par or aggregate principal amount of the notes of our CLOs and other structured products (inclusive of all positions);
(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic, mutual fund, fund of hedge funds vehicles and other hedge funds; and
(d) the gross assets (including assets acquired with leverage) of our business development companies.
AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.
“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds and NGP management fee funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.
“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.
“Carry funds” refers to (i) those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and distressed debt and mezzanine funds (but excluding Carlyle’s structured credit/other structured product funds, hedge funds, business development companies, mutual fund and fund of funds vehicles), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund and (ii) those investment funds advised by NGP from which we are entitled to receive a carried interest.
“Catch-up management fees” refer to those amounts of management fees charged to fund investors in subsequent closings of a fund which apply to the time period between the fee initiation date and the subsequent closing date.
“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.
“Fee-Earning assets under management” or “Fee-Earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-Earning AUM generally equals the sum of:
(a) for substantially all carry funds and certain co-investment vehicles where the investment period has not expired and for Metropolitan fund of funds vehicles during the weighted-average investment period of the underlying funds, the amount of limited partner capital commitments, for AlpInvest fund of funds vehicles, the amount of external investor capital commitments during the commitment fee period, and for the NGP management fee funds and certain carry funds advised by NGP, the amount of investor capital commitments before the first investment realization;
(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired and for Metropolitan fund of funds vehicles after the expiration of the weighted-average investment period of the underlying funds, the remaining amount of limited partner invested capital, and for the NGP management fee funds

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and certain carry funds advised by NGP where the first investment has been realized, the amount of partner commitments less realized and written-off investments;
(c) the amount of aggregate fee-earning collateral balance at par of our collateralized loan obligations (“CLOs”), as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO, and the aggregate principal amount of the notes of our other structured products;
(d) the net asset value of our mutual fund and the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit funds, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles and other hedge funds;
(e) the gross assets (including assets acquired with leverage), excluding cash and cash equivalents of our business development companies and certain carry funds; and
(f) for AlpInvest fund of funds vehicles where the commitment fee period has expired, and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.
Fee-Earning AUM includes certain energy and renewable resources carry funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Fee-Earning AUM includes only those assets which earn a material fee.
For Carlyle’s carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas Fee-Earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, Fee-Earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.
“Fund of funds vehicles” refers to those funds, accounts and vehicles advised by AlpInvest Partners B.V., Metropolitan Real Estate Equity Management, LLC, and Diversified Global Asset Management Corporation.
“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.
“Net accrued performance fees” refers to the accrued performance fees that are attributable to Carlyle’s unitholders. This balance is comprised of accrued performance fees less: accrued giveback obligations, accrued performance fee compensation (inclusive of related tax obligations), and accrued performance fees attributable to non-controlling interests. This balance also excludes net accrued performance fees that have been realized but will be collected in subsequent periods.
“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as performance fee related compensation expense.
“Performance fees” consist principally of carried interest from carry funds and certain fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.

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“Realized net performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as realized performance fee related compensation expense.
“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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